Exhibit 10.1

November 26, 2013

Mr. C. Richard Lyttle, Ph.D.

Dear Rich:

Reference is hereby made to that certain Consulting Agreement, dated as of February 29, 2012, by and between Radius Health, Inc. (the “Company”) and you (the “Consulting Agreement”).  Capitalized terms used without definition in this letter agreement shall have the meanings ascribed to them in the Consulting Agreement.  During the period commencing on the date hereof and ending on the date either you or the Company provides written notice to the other (the “Additional Service Period”), the term “Services” as used in the Consulting Agreement, shall mean and include (a) the services you provide for the Company under the Consulting Agreement as Chairman of the Company’s Scientific Advisory Board, as set forth in the Consulting Agreement, and (b) the additional services as the interim Chief Executive Officer of the Company set forth herein (the “Additional Services”).  Except as set forth in this letter, you shall not be entitled to receive any compensation for performing the Additional Services.

During the Additional Service Period, you shall report directly to the Company’s board of directors and, in addition to your duties under Section 1(a) of the Consulting Agreement, you shall perform such services as are customary for an interim Chief Executive Officer of a biotechnology company or as are reasonably requested by the Company’s board of directors from time to time.  For the avoidance of doubt, during the Additional Service Period, the reference in Section 1(a) of the Consulting Agreement to the “Chief Executive Officer of the Company” shall be deemed to be a reference to the Company’s board of directors.

If the Company terminates your service relationship with the Company following the date of this letter agreement, then each of the options to purchase shares of the Company’s common stock held by you or by The Cecil Richard Lyttle 2012 Grantor Retained Annuity Trust, in each case, as of the date hereof (collectively, the “Options”) shall to the extent then outstanding become vested and exercisable in full on the date of such termination.  For the avoidance of doubt, the termination by the Company of your Additional Services shall not be deemed to be a termination of your service relationship unless your Consulting Agreement and any other service relationship in its entirety are terminated.

Please indicate your agreement to the foregoing by returning a countersigned copy of this letter to me.

[signature page follows]

Sincerely,

/s/ Kurt C. Graves

Kurt C. Graves
Chairman of the Board of Directors

Accepted and agreed:	/s/ C. Richard Lyttle
C. Richard Lyttle, Ph.D.

[Signature Page to Letter Agreement]